BNY FINANCIAL CORPORATION
A WHOLLY OWNED SUBSIDIARY OF THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

1290 AVENUE OF THE AMERICAS, NEW YORK. N.Y. 10104
212-408-7000

March 25, 1999

World Airways, Inc.
13873 Park Center Road, Suite 490
Herndon, VA 22071

Gentlemen:

Reference is made to the Restated and Amended Accounts Receivable Management and Security Agreement in effect between us with an effective date of March 23, 1998, as supplemented and amended from time to time (the "Agreement"). Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

It is hereby agreed here and between us that the Agreement is hereby amended effective as of March 1, 1999 as follows:

1. Section 12(n) of the agreement is amended by deleting the amounts in the amount column commencing with the amount for the quarter ending 3/31/99 and replacing it with the following amounts and adding amounts for the quarters ending 3/31/01 through 12/31/01.

"Quarter Ending                             Amount

3/31/99                                     $23,547,000
6/30/99                                     $20,385,000
9/30/99                                     $17,255,000
12/31/99                                    $11,357,000
3/31/00                                     $ 9,031,000
6/30/00                                     $ 7,869,000
9/30/00                                     $ 9,739,000
12/31/00                                    $ 6,341,000
3/31/01                                     $ 5,515,000
6/30/01                                     $ 6,353,000
9/30/01                                     $10,223,000
12/31/01                                    $11,325,000"

2. Section 12(o) of the Agreement is amended by deleting the amounts in the amount column commencing with the amount for this quarter ending 3/31/99 and replacing it with the following amounts and adding amounts for the quarters ending 3/31/01 through 12/31/01:

"Quarter Ending                             Amount

3/31/99                                     ($2,826,000)
6/30/99                                     ($3,162,900)
9/30/99                                     ($3,130,000)
12/31/99                                    ($5,898,000)
3/31/00                                     ($2,326,000)
6/30/00                                     ($1,162,000)
9/30/00                                      $1,870,000
12/31/00                                    ($3,398,000)
3/31/01                                       ($826,000)
6/30/01                                        $838,000
9/30/01                                      $3,870,000
12/31/01                                     $1,102,000"

3. Section 12(p) (as previously amended) of the Agreement is amended by deleting the ratios in the ratio column commencing with the ratio for the quarter ending 3/31/99 and replacing it with the following ratios.

"Quarter Ending                             Ratio

3/31/99                                     0.28     to     1.00
6/30/99                                     0.10     to     1.00
9/30/99                                     0.14     to     1.00
12/31/99                                   (0.76)    to     1.00
3/31/00                                     0.21     to     1.00
6/30/00                                     0.80     to     1.00
9/30/00                                     1.00     to     1.00
12/31/00                                    0.02     to     1.00
3/31/01                                     0.90     to     1.00
6/30/01                                     1.00     to     1.00
9/30/01                                     1.00     to     1.00
12/31/01                                    1.00     to     1.00"

4. In consideration of the foregoing, you agree to pay us an amendment fee of $50,000 which fee shall be in addition to any other fees, charges or interest payable by you to us under the Agreement and you hereby authorize us to charge your account with the amount of such fee as of the date hereof.

Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

Very truly yours,
BNY FINANCIAL CORPORATION



By:      _______________________
Title:   _______________________



AGREED AND ACCEPTED:
WORLD AIRWAYS, INC.


By:      ______________________
Title: Gilberto M. Duarte, Jr.
Chief Financial Officer